SUB-ITEM 77Q3

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A, 74U and 74V.

For period ending 1/31/2006
File number 811-5686
Series No.: 12

72DD.    1.  Total income dividends for which record date passed during the period. (000's Omitted)
             Class A                             $548
         2.  Dividends for a second class of open-end company shares
             (000's Omitted)
             Class B                             $ 69
             Class C                             $ 82
             Class R                             $  7
             Institutional Class                 $  9

73A.         Payments per share outstanding during the entire current period:
             (form nnn.nnnn)
         1.  Dividends from net investment income
             Class A                          $0.1280
         2.  Dividends for a second class of open-end company shares
             (form nnn.nnnn)
             Class B                          $0.0864
             Class C                          $0.0864
             Class R                          $0.1141
             Institutional Class              $0.1420

74U.     1.  Number of shares outstanding (000's Omitted)
             Class A                          6,159
         2.  Number of shares outstanding of a second class of open-end company shares (000's Omitted)
             Class B                          1,006
             Class C                          1,270
             Class R                             69
             Institutional Class                 71


74V.     1.  Net asset value per share (to nearest cent)
             Class A                         $12.41
         2.  Net asset value per share of a second class of open-end company shares (to nearest cent)
             Class B                         $12.40
             Class C                         $12.41
             Class R                         $12.41
             Institutional Class             $12.42